I, Frank Davis, Chief Financial Officer of Dole plc (the “Company”) certify that:

(1) the annual report on Form 20-F of the Company for the period ended December 31, 2021, (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2022
/s/ Frank Davis
Chief Financial Officer